Execution Version

WAIVER AND CONSENT LETTER

July 17, 2026

Texas Critical Data Centers LLC

200 N. Loraine Street, Suite 1324

Midland, TX 79701

Attention: Charles Nelson

E-mail: [***]

RE: Consent to Waiving Specified Covenants and Extension of Certain Deadlines

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement (the “Loan Agreement”), dated as of April 8, 2026, by and among TEXAS CRITICAL DATA CENTERS LLC, a Delaware limited liability company (“Borrower”), NEW ERA ENERGY & DIGITAL, INC., a Nevada corporation (“New Era”), each Lender from time to time party thereto and MACQUARIE EQUIPMENT CAPITAL INC., a Delaware corporation, in its capacity as agent for the Lenders and the other Secured Parties (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”). Capitalized terms used in this letter (this “Consent Letter”) and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement unless otherwise specified.
Borrower has advised Administrative Agent that (A) as of the date of this Consent Letter, New Era has not established an “at-the-market” program on an effective registration statement with an aggregate offering price of at least $100 million as required by Section 6.21(a) of the Loan Agreement, which constitutes one or more Defaults or Events of Default under Section 8.01(c) of the Loan Agreement (the “Offering Default”), (B) the Borrower has not delivered certain real estate post-closing deliverables required by Sections 6.22(a)(i), (ii), (iv) and (v) and Section 6.18(a)(iv) of the Loan Agreement by June 28, 2026, which constitutes one or more Defaults or Events of Default under Section 8.01(c) of the Loan Agreement (the “Real Estate Default”), (C) New Era has recently acquired an approximately 54-acre tract of real property (the “New Tract”), an approximately 1.7-acre portion of which (the “Dedicated Parcel”) is anticipated to be dedicated to the applicable municipality for use as a public road, which dedication is expected to occur after the recording of the Mortgage, (D) failure to subject the entirety of the New Tract to a Mortgage as required by Sections 6.18(a)(iv) and 6.22(a) of the Loan Agreement would constitute, absent the consent contemplated hereby, one or more Defaults or Events of Default under Section 8.01(c) of the Loan Agreement (the “New Tract Default”, and together with the Real Estate Default and the Offering Default, the “Specified Defaults”).
Subject to receipt by the Administrative Agent of signature pages accepting and agreeing to this Consent Letter from the Borrower and New Era, notwithstanding anything in the Loan Agreement, each of the signatories hereto irrevocably agrees that the Specified Defaults are hereby waived including waiving any obligation under the Loan Agreement (including the definition of “Properties”) that would otherwise require the Dedicated Parcel to be subject to a

Mortgage or a perfected first priority Lien; provided (A) New Era shall be required to satisfy the obligations set forth in Section 6.21(a) of the Loan Agreement within sixty (60) days of receiving written notice from the Administrative Agent; provided, if such 60th day is during a financial blackout period or when the most recent publicly filed financial statements are stale, then the obligations shall be satisfied within five (5) Business Days following New Era’s filing of its next quarterly or annual periodic report under the Securities Exchange Act of 1934, as amended, and non-compliance with this clause (A) shall trigger an Offering Default subject to the applicable terms of the Loan Agreement; (B) the deadlines set forth in Sections 6.22(a)(i), (ii), (iv) and (v) and Section 6.18(a)(iv) of the Loan Agreement for delivery of a Mortgage, local counsel opinion, title insurance policy and survey for the Properties are hereby extended until July 24, 2026, (as may be extended by the Administrative Agent in its sole discretion) and non-compliance with this clause (B) shall trigger a Real Estate Default subject to the applicable terms of the Loan Agreement.
In order to induce the Administrative Agent to execute this Consent Letter, the Borrower and New Era each represent and warrant to the Administrative Agent and the Lenders that (a) the representations and warranties set forth in the Loan Agreement and the other Loan Documents, as applicable (other than any representation or warranty related to the Specified Defaults or as discussed between the Borrower and the Administrative Agent on July 17, 2026), are true and correct in all material respects, in each case, and as of such date; provided, that (i) to the extent such representations and warranties specifically refer to an earlier date, they were true and correct in all respects as of such earlier date and (ii) any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is or was true and correct in all respects as of such date (without giving effect to the materiality qualifier set forth in clause (a) above), and (b) no Default or Event of Default (other than the Specified Defaults) shall have occurred and be continuing both before and after giving effect to this Consent Letter.
Except as expressly stated in this Consent Letter, the foregoing shall not be deemed a consent to, or waiver of, the breach by any party hereto of any covenants or agreements contained in the Loan Agreement or any other Loan Document. Each of the parties hereto hereby agrees that the consents set forth herein shall be limited to the precise meaning of the words as written herein and shall not be deemed (i) to be a consent to, or any waiver or modification of, any other term or condition of the Loan Agreement or any other Loan Document, (ii) to constitute a waiver of any Default or Event of Default under the Loan Agreement, or (iii) to prejudice any right or remedy that any party hereto may now have or may in the future have under or in connection with the Loan Agreement or any other Loan Document.
The consents and agreements herein shall not be construed as establishing a course of dealing or course of conduct by any party hereto on which any other party hereto may rely at any time in the future. Each party hereto expressly waives any right to assert any such claim at any time.
The terms and conditions of Sections 10.04 (Expenses; Indemnity; Damage Waiver), 10.10 (Counterparts; Effectiveness), 10.14 (Governing Law; Jurisdiction; Etc.) and 10.15 (Waiver of Jury Trial) of the Loan Agreement are incorporated herein, mutatis mutandis.

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Very truly yours,

MACQUARIE EQUIPMENT CAPITAL INC.,

as Administrative Agent and Lender

By: /s/ Joshua Stevens

Name: Joshua Stevens

Title: Division Director

By: /s/ Michael Greenblatt

Name: Michael Greenblatt

Title: Authorized Signatory

[Signature Page for Consent Letter]

Accepted and Agreed:

TEXAS CRITICAL DATA CENTERS LLC

as Borrower

By: NEW ERA ENERGY & DIGITAL, INC.,

its sole member

By: /s/ Charles Nelson

Name: Charles Nelson

Title: CEO

NEW ERA ENERGY & DIGITAL, INC.

as Guarantor

By: /s/ Charles Nelson

Name: Charles Nelson

Title: CEO

[Signature Page for Consent Letter]